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                                                  EXHIBIT 11, 1994 ANNUAL REPORT
                                                      FORM 10-K, COMMISSION FILE
                                                                   NUMBER 1-3671

                          GENERAL DYNAMICS CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                         Year Ended December 31
                                                                         ----------------------
                                                                 1994             1993               1992
                                                                 ----             ----               ----
NET EARNINGS:
Continuing Operations                                       $        223     $         270      $        305
Discontinued Operations:
    Earnings (loss) from operations                                   --               (30)              136
    Gain on disposal                                                  15               645               374
                                                            ------------     -------------      ------------
                                                            $        238     $         885      $        815
                                                            ============     =============      ============

Weighted average common shares outstanding                    63,068,328        62,187,874        72,330,118
                                                            ============     =============      ============

NET EARNINGS PER SHARE - PRIMARY:

Continuing Operations                                       $       3.51     $        4.27      $       4.05
Discontinued Operations:
    Earnings (loss) from operations                                   --              (.47)             1.81
    Gain on disposal                                                 .24             10.21              4.97
                                                            ------------     -------------      ------------
                                                            $       3.75     $       14.01      $      10.83
                                                            ============     =============      ============

Common shares from above                                      63,068,328        62,187,874        72,330,118
Assumed exercise of options (treasury stock method)              355,793           994,276         2,925,890
                                                            ------------     -------------      ------------
                                                              63,424,121        63,182,150        75,256,008
                                                            ============     =============      ============

NET EARNINGS PER SHARE - FULLY DILUTED:

Continuing Operations                                       $       3.51     $        4.27      $       4.03
Discontinued Operations:
    Earnings (loss) from operations                                   --              (.47)             1.80
    Gain on disposal                                                 .24             10.19              4.95
                                                            ------------     -------------      ------------
                                                            $       3.75     $       13.99      $      10.78
                                                            ============     =============      ============

Common shares from above                                      63,068,328        62,187,874        72,330,118
Assumed exercise of options (treasury stock method)              357,447         1,085,702         3,266,410
                                                            ------------     -------------      ------------
                                                              63,425,775        63,273,576        75,596,528
                                                            ============     =============      ============